Exhibit 99.1

Howmet Aerospace Reports Fourth Quarter and Full Year 2022 Results

Full Year 2022 Commercial Aerospace Revenue Up 28% year over year, Strong Profit and Cash Generation

Full Year 2022 $400 Million Share Repurchases, Doubled Common Stock Dividend in Fourth Quarter 2022

Full Year 2022 $69 Million Debt Repurchases, Additional $26 Million Repurchased in January 2023

Full Year 2023 Revenue Growth Guidance Approximately 8%

PITTSBURGH--(BUSINESS WIRE)--February 14, 2023--Howmet Aerospace (NYSE:HWM):

Fourth Quarter 2022 Highlights

  Revenue of $1.5 billion, up 18% year over year, driven by Commercial Aerospace, up 29% year over year
  Net income of $111 million, or $0.26 per share, versus $77 million, or $0.18 per share, in the fourth quarter 2021
  Net income excluding special items of $160 million, or $0.38 per share, versus $130 million, or $0.30 per share, in the fourth quarter 2021
  Adjusted EBITDA excluding special items of $336 million, up 14% year over year
  Generated $455 million cash from operations; $410 million of free cash flow; $89 million of cash used for financing activities; and $29 million of cash used for investing activities
  Cash balance at end of quarter of $792 million; $65 million of common stock repurchases; $0.04 per share dividend on common stock; $9 million of debt repurchases

Full Year 2022 Highlights

  Revenue of $5.7 billion, up 14% year over year, driven by Commercial Aerospace, up 28% year over year
  Net income of $469 million, or $1.11 per share, versus $258 million, or $0.59 per share, in the full year 2021
  Net income excluding special items of $593 million, or $1.40 per share, versus $442 million, or $1.01 per share, in the full year 2021
  Adjusted EBITDA excluding special items of $1.3 billion, up 12% year over year
  Generated $733 million cash from operations; $193 million in capital expenditures, less than depreciation & amortization of $265 million; $540 million of free cash flow; $526 million of cash used for financing activities; and $135 million of cash used for investing activities
  $400 million of common stock repurchases; $44 million in dividends; $69 million of debt repurchases

2023 Guidance1

	Q1 2023 Guidance			FY 2023 Guidance
	Low	Midpoint	High	Low	Midpoint	High
Revenue	$1.475B	$1.500B	$1.525B	$6.000B	$6.100B	$6.200B
Adj. EBITDA*	$325M	$335M	$345M	$1.335B	$1.375B	$1.415B
Adj. EBITDA Margin*	22.0%	22.3%	22.6%	22.3%	22.5%	22.8%
Adj. Earnings per Share*	$0.35	$0.37	$0.39	$1.53	$1.60	$1.67
Free Cash Flow				$580M	$615M	$650M

* Excluding Special Items

___________________________

1 Reconciliations of the forward-looking non-GAAP measures to the most directly comparable GAAP measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures – for further detail, see “2023 Guidance” below.

Key Announcements

  In the fourth quarter 2022, Howmet Aerospace repurchased approximately 1.7 million shares of its common stock for $65 million, bringing full year 2022 share repurchases to approximately 11.4 million shares for $400 million at an average price per share of $35.22; approximately $947 million remains authorized for share repurchase.
  In the fourth quarter 2022, the Company repurchased approximately $9 million of the aggregate principal amount of its 5.125% Notes due 2024 (“2024 Notes”), bringing full year 2022 debt repurchases to approximately $69 million with cash on hand. Debt actions taken over the course of full year 2022 reduces annualized interest expense by approximately $4 million.
  In January 2023, the Company repurchased an additional $26 million of the aggregate principal amount of its 2024 Notes with cash on hand.
  The Company increased the quarterly dividend of its common stock from $0.02 per share to $0.04 per share in the fourth quarter 2022.

Howmet Aerospace (NYSE:HWM) today reported fourth quarter 2022 and full year 2022 results. The Company reported fourth quarter 2022 revenues of $1.5 billion, up 18% year over year, primarily driven by growth in the commercial aerospace market of 29%.

Howmet Aerospace reported net income of $111 million, or $0.26 per share, in the fourth quarter 2022 versus net income of $77 million, or $0.18 per share, in the fourth quarter 2021. Net income excluding special items was $160 million, or $0.38 per share, in the fourth quarter 2022, versus $130 million, or $0.30 per share, in the fourth quarter 2021. Net income included an approximately $50 million charge from special items, primarily non-cash and principally related to pension liabilities, in the fourth quarter 2022. Operating income margin was up approximately 310 basis points year over year at 14.5% in the fourth quarter 2022.

Fourth quarter 2022 Adjusted EBITDA excluding special items was $336 million, up 14% year over year. The year-over-year increase was driven by volume growth in the commercial aerospace market. Adjusted EBITDA margin, excluding special items, was down approximately 80 basis points year over year at 22.2% while passing through approximately $55 million of additional material costs year over year. Excluding material cost pass through, adjusted EBITDA margin excluding special items was 23.0%.

Full year 2022 revenues were $5.7 billion, up 14% year over year, primarily driven by growth in the commercial aerospace market of 28%. Net income of $469 million, or $1.11 per share, in the full year 2022 was up versus net income of $258 million, or $0.59 per share, in the full year 2021. Net income excluding special items was $593 million, or $1.40 per share, in the full year 2022, versus $442 million, or $1.01 per share, in the full year 2021. Operating income margin was up approximately 120 basis points year over year at 16.2% in the full year 2022.

Full year 2022 Adjusted EBITDA excluding special items was $1.3 billion, up 12% year over year. The year-over-year increase was driven by volume growth in the commercial aerospace market. Adjusted EBITDA margin, excluding special items, was down approximately 30 basis points year over year at 22.5% while passing through approximately $225 million of additional material costs year over year. Excluding material cost pass through, adjusted EBITDA margin excluding special items was 23.5% and year-over-year flow through of incremental revenue to Adjusted EBITDA excluding special items was strong at approximately 30%.

Howmet Aerospace Executive Chairman and Chief Executive Officer John Plant said, “Howmet Aerospace delivered a solid finish to 2022. The team drove strong revenue growth and improved profitability in 2022 against a choppy backcloth with uneven aircraft and engine build rate increases and inflationary pressures. The fourth quarter 2022 marks the sixth consecutive quarter of year-over-year revenue, Adjusted EBITDA2, and Adjusted Earnings Per Share2 growth. Fourth quarter 2022 Adjusted EBITDA margin2 was a healthy 22.2%, while Adjusted Earnings Per Share2 matched the midpoint of guidance and grew 27% year over year.”

Mr. Plant continued, “Turning to full year 2023, currently, air travel conditions are very favorable, and airlines are experiencing strong growth, demanding new, more fuel-efficient aircraft. While industry demand is expected to be robust, Howmet Aerospace relies on aircraft and engine builds by the major OEMs, and the Company is taking a conservative view of 2023 until we see consistent build rate increases. Underpinning full year 2023 guidance are assumed monthly build rates of approximately 30 for the Boeing 737-MAX and 53 to 54 for the Airbus A320 family, and approximately 30 Boeing 787 builds and 65 to 70 Airbus A350 builds for the year.”

“Cash generation in full year 2022 was strong, supporting $400 million in common stock repurchases, $44 million in dividends paid, and $69 million in debt repurchases. Howmet Aerospace ended the year with $792 million in cash, and total debt less cash in the fourth quarter was a record low since Separation. The Company’s balance sheet has never been stronger, and continued healthy free cash flow generation supports additional capital allocation actions.”

___________________________

2 Excluding Special Items

Fourth Quarter 2022 Segment Performance

Engine Products

Engine Products reported revenue of $732 million, an increase of 21% year over year, due to growth in the commercial aerospace, defense aerospace and oil and gas markets, and an increase in material cost pass through. Segment Adjusted EBITDA was $191 million, up 26% year over year, driven by commercial aerospace, defense aerospace, and oil and gas volumes, as well as strong productivity gains. The segment added approximately 950 net headcount since the fourth quarter 2021 in anticipation of future revenue increases. Segment Adjusted EBITDA margin increased approximately 110 basis points year over year to 26.1%.

Fastening Systems

Fastening Systems reported revenue of $285 million, an increase of 11% year over year due to growth in the commercial aerospace market with narrow body recovery as well as an increase in material cost pass through. Segment Adjusted EBITDA was $58 million, down 3% year over year, driven by lower labor productivity of new hires. The segment added approximately 400 net headcount since the fourth quarter 2021 in anticipation of future revenue increases. Segment Adjusted EBITDA margin decreased approximately 300 basis points year over year to 20.4%.

Engineered Structures

Engineered Structures reported revenue of $230 million, an increase of 21% year over year due to growth in the narrow body commercial aerospace market, commercial aerospace share gain, and an increase in material cost pass through, partially offset by Boeing 787 production declines. Segment Adjusted EBITDA was $34 million, up 10% year over year, driven by favorable volume in the narrow body commercial aerospace market more than offsetting Boeing 787 production declines. Segment Adjusted EBITDA margin decreased approximately 150 basis points year over year to 14.8%.

Forged Wheels

Forged Wheels reported revenue of $266 million, an increase of 14% year over year due to higher aluminum material and other inflationary cost pass through and a 3% increase in volume, offset by unfavorable foreign currency movements. Segment Adjusted EBITDA was $72 million, flat year over year, driven by unfavorable foreign currency movements partially offset by favorable volume. Segment Adjusted EBITDA margin decreased approximately 370 basis points year over year to 27.1% including the impact of higher aluminum material costs, which are passed through to customers. Higher aluminum prices unfavorably impacted year-over-year Adjusted EBITDA margin in the fourth quarter 2022 by approximately 300 basis points.

Full Year 2022 Segment Performance

Segment performance in 2022 included the following:

  Engine Products revenue of $2.7 billion, up 18% year over year; segment Adjusted EBITDA was $729 million, up $165 million year over year; segment Adjusted EBITDA margin was 27.0%, up 230 basis points year over year.
  Fastening Systems revenue of $1.1 billion, up 7% year over year; segment Adjusted EBITDA was $234 million, down $5 million year over year; segment Adjusted EBITDA margin was 20.9%, down 200 basis points year over year.
  Engineered Structures revenue of $790 million, up 9% year over year; segment Adjusted EBITDA was $111 million, up $8 million year over year; segment Adjusted EBITDA margin was 14.1%, down 10 basis points year over year.
  Forged Wheels revenue of $1.1 billion, up 15% year over year; segment Adjusted EBITDA was $278 million, down $16 million year over year; segment Adjusted EBITDA margin was 26.3%, down 560 basis points year over year. Higher aluminum prices unfavorably impacted year over year Adjusted EBITDA margin in the full year 2022 by approximately 350 basis points.

Repurchased Approximately 1.7 Million Shares in Fourth Quarter 2022, 11.4 Million Shares in Full Year 2022

In the fourth quarter 2022, Howmet Aerospace repurchased approximately 1.7 million shares of its common stock for $65 million, bringing full year 2022 share repurchases to approximately 11.4 million shares for $400 million at an average price per share of $35.22. As of February 1, 2023, total share repurchase authorization available was approximately $947 million.

Repurchased Approximately $9 Million of Debt in Fourth Quarter 2022, $69 Million of Debt in Full Year 2022

In the fourth quarter 2022, the Company repurchased approximately $9 million of the aggregate principal amount of its 5.125% Notes due 2024, bringing full year 2022 debt repurchases to approximately $69 million with cash on hand. Debt actions taken over the course of full year 2022 reduces annualized interest expense by approximately $4 million.

Repurchased Approximately $26 Million of Debt in January 2023

In January 2023, the Company repurchased an additional $26 million of the aggregate principal amount of its 2024 Notes with cash on hand.

Howmet Aerospace Increased Common Stock Dividend in the Fourth Quarter 2022

The Company increased the quarterly dividend of its common stock from $0.02 per share to $0.04 per share in the fourth quarter 2022.

2023 Guidance

	Q1 2023 Guidance			FY 2023 Guidance
	Low	Midpoint	High	Low	Midpoint	High
Revenue	$1.475B	$1.500B	$1.525B	$6.000B	$6.100B	$6.200B
Adj. EBITDA[1,2]	$325M	$335M	$345M	$1.335B	$1.375B	$1.415B
Adj. EBITDA Margin[1,2]	22.0%	22.3%	22.6%	22.3%	22.5%	22.8%
Adj. Earnings per Share[1,2]	$0.35	$0.37	$0.39	$1.53	$1.60	$1.67
Free Cash Flow[2]				$580M	$615M	$650M

1) Excluding Special Items

2) Reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures, such as the effects of foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. In addition, there is inherent variability already included in the GAAP measures, including, but not limited to, price/mix and volume. Howmet Aerospace believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Full Year 2023 Guidance assumes the following aircraft build rates:

  Boeing 737-MAX: approximately 30 builds per month on average
  Airbus A320 family: approximately 53-54 builds per month on average
  Boeing 787: approximately 30 builds for the year
  Airbus A350: approximately 65-70 builds for the year

Howmet Aerospace expects higher Adjusted EBITDA excluding special items to drive growth in Adjusted Earnings per Share excluding special items in full year 2023. The Company expects the impact of higher non-cash pension expense to be offset by capital allocation actions. Capital allocation to common stock and/or debt repurchases depends on market conditions, profitability, and cash generation, among other factors.

Howmet Aerospace will hold its quarterly conference call at 10:00 AM Eastern Time on Tuesday, February 14, 2023. The call will be webcast via www.howmet.com. The press release and presentation materials will be available at approximately 7:00 AM ET on February 14, via the “Investors” section of the Howmet Aerospace website. A link to the press release will also be available via Howmet Aerospace’s Twitter handle @HowmetAerospace at https://twitter.com/howmetaerospace.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation. With nearly 1,150 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint. For more information, visit www.howmet.com. Follow: LinkedIn, Twitter, Instagram, Facebook, and YouTube.

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of end markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; and any future dividends and repurchases of its debt or equity securities. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Howmet Aerospace; (c) the impact of potential cyber attacks and information technology or data security breaches; (d) the loss of significant customers or adverse changes in customers’ business or financial conditions; (e) manufacturing difficulties or other issues that impact product performance, quality or safety; (f) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (g) failure to attract and retain a qualified workforce and key personnel; (h) uncertainty of the duration, extent and impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (i) the inability to achieve revenue growth, cash generation, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (j) inability to meet increased demand, production targets or commitments; (k) competition from new product offerings, disruptive technologies or other developments; (l) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities and conflicts, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (m) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (n) failure to comply with government contracting regulations; (o) adverse changes in discount rates or investment returns on pension assets; and (p) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2021 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

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Howmet Aerospace Inc. and subsidiaries Statement of Consolidated Operations (unaudited) (in U.S. dollar millions, except per-share and share amounts)

	Quarter ended
	December 31, 2022	September 30, 2022	December 31, 2021
Sales	$1,513	$1,433	$1,285

Cost of goods sold (exclusive of expenses below)	1,110	1,056	938
Selling, general administrative, and other expenses	63	73	61
Research and development expenses	9	7	4
Provision for depreciation and amortization	67	65	67
Restructuring and other charges(1)	44	4	68
Operating income	220	228	147

Loss on debt redemption	—	—	5
Interest expense, net	57	57	58
Other expense, net	15	67	6

Income before income taxes	148	104	78
Provision for income taxes	37	24	1
Net income	$111	$80	$77

Amounts Attributable to Howmet Aerospace Common Shareholders:
Earnings per share - basic(2)(3):
Net income per share	$0.27	$0.19	$0.18
Average number of shares(3)(4)	413,657,108	414,646,509	425,660,650

Earnings per share - diluted(2)(3):
Net income per share	$0.26	$0.19	$0.18
Average number of shares(4)	419,082,115	419,748,839	431,460,887

Common stock outstanding at the end of the period	412,155,057	413,704,596	421,691,912
(1)

Restructuring and other charges for the quarter ended December 31, 2022 included pension settlement charges of $51, gain on sale of assets of ($8), and asset impairments and accelerated depreciation of $1. Restructuring and other charges for the quarter ended September 30, 2022 included pension settlement charges of $3 and other, net of $1. Restructuring and other charges for the quarter ended December 31, 2021 included pension settlement charges of $66, gain on sale of assets of ($12), asset impairments and accelerated depreciation of $7, layoff costs of $5, and other, net of $2.

(2)	In order to calculate both basic and diluted earnings per share, preferred stock dividends declared of $1 for the quarters presented need to be subtracted from Net income.
(3)

For the quarters presented, the difference between the diluted average number of shares and the basic average number of shares related to share equivalents associated with outstanding awards and employee stock options.

(4)

As average shares outstanding are used in the calculation of both basic and diluted earnings per share, the full impact of share repurchases is not realized in EPS in the year of repurchase for the periods presented.

Howmet Aerospace Inc. and subsidiaries Statement of Consolidated Operations (unaudited) (in U.S. dollar millions, except per-share and share amounts)

For the year ended December 31,	2022	2021
Sales	$5,663	$4,972
Cost of goods sold (exclusive of expenses below)	4,103	3,596
Selling, general administrative, and other expenses	288	251
Research and development expenses	32	17
Provision for depreciation and amortization	265	270
Restructuring and other charges(1)	56	90
Operating income	919	748
Loss on debt redemption	2	146
Interest expense, net	229	259
Other expense, net	82	19
Income before income taxes	606	324
Provision for income taxes	137	66
Net income	$469	$258

Amounts Attributable to Howmet Aerospace Common Shareholders:
Net income	$467	$256
Earnings per share - basic(2)(3):
Net income per share	$1.12	$0.60
Average number of shares(4)	416,043,332	429,834,301
Earnings per share - diluted(2)(3):
Net income per share	$1.11	$0.59
Average number of shares(4)	421,438,922	435,471,834
(1)

Restructuring and other charges for the year ended December 31, 2022 included pension settlement charges of $58, gain on sale of assets of ($8), other, net of $5, and asset impairments and accelerated depreciation of $1. Restructuring and other charges for the year ended December 31, 2021 included pension settlement charges of $75, asset impairments and accelerated depreciation of $15, net gain on sale of assets of ($8), layoff costs of $7, and other, net of $1.

(2)	In order to calculate both basic and diluted earnings per share, preferred stock dividends declared of $2 for the years presented need to be subtracted from Net income.
(3)

For the years presented, the difference between the diluted average number of shares and the basic average number of shares related to share equivalents associated with outstanding awards and employee stock options.

(4)

As average shares outstanding are used in the calculation of both basic and diluted earnings per share, the full impact of share repurchases is not realized in EPS in the year of repurchase for the years presented.

Howmet Aerospace Inc. and subsidiaries Consolidated Balance Sheet (unaudited) (in U.S. dollar millions)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$791	$720
Receivables from customers, less allowances of $1 in 2022 and $— in 2021	506	367
Other receivables	31	53
Inventories	1,609	1,402
Prepaid expenses and other current assets	206	195
Total current assets	3,143	2,737
Properties, plants, and equipment, net	2,332	2,467
Goodwill	4,013	4,067
Deferred income taxes	54	184
Intangibles, net	521	549
Other noncurrent assets	192	215
Total assets	$10,255	$10,219

Liabilities
Current liabilities:
Accounts payable, trade	$962	$732
Accrued compensation and retirement costs	195	198
Taxes, including income taxes	48	61
Accrued interest payable	75	74
Other current liabilities	202	183
Short-term debt	—	5
Total current liabilities	1,482	1,253
Long-term debt, less amount due within one year	4,162	4,227
Accrued pension benefits	633	771
Accrued other postretirement benefits	109	153
Other noncurrent liabilities and deferred credits	268	307
Total liabilities	6,654	6,711

Equity
Howmet Aerospace shareholders’ equity:
Preferred stock	55	55
Common stock	412	422
Additional capital	3,947	4,291
Retained earnings	1,028	603
Accumulated other comprehensive loss	(1,841)	(1,863)
Total equity	3,601	3,508
Total liabilities and equity	$10,255	$10,219

Howmet Aerospace and subsidiaries Statement of Consolidated Cash Flows (unaudited) (in U.S. dollar millions)

	Year ended December 31,
	2022	2021
Operating activities
Net income	$469	$258
Adjustments to reconcile net income to cash provided from operations:
Depreciation and amortization	265	270
Deferred income taxes	79	38
Restructuring and other charges	56	90
Net realized and unrealized losses	18	9
Net periodic pension cost	24	18
Stock-based compensation	54	41
Loss on debt redemption	2	146
Other	12	20
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Increase in receivables	(161)	(337)
(Increase) decrease in inventories	(234)	60
(Increase) decrease in prepaid expenses and other current assets	(6)	11
Increase in accounts payable, trade	246	144
Increase (decrease) in accrued expenses	23	(146)
Decrease in taxes, including income taxes	(12)	(41)
Pension contributions	(43)	(96)
Decrease (increase) in noncurrent assets	1	(13)
Decrease in noncurrent liabilities	(60)	(23)
Cash provided from operations	733	449
Financing Activities
Net change in short-term borrowings	(5)	(9)
Additions to debt	—	700
Repurchases and payments on debt	(69)	(1,538)
Debt issuance costs	—	(11)
Premiums paid on early redemption of debt	(2)	(138)
Repurchase of common stock	(400)	(430)
Proceeds from exercise of employee stock options	16	22
Dividends paid to shareholders	(44)	(19)
Other	(22)	(21)
Cash used for financing activities	(526)	(1,444)
Investing Activities
Capital expenditures	(193)	(199)
Proceeds from the sale of assets and businesses	58	32
Sales of debt securities	—	6
Cash receipts from sold receivables	—	267
Other	—	1
Cash (used for) provided from investing activities	(135)	107
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(1)
Net change in cash, cash equivalents and restricted cash	70	(889)
Cash, cash equivalents and restricted cash at beginning of year	722	1,611
Cash, cash equivalents and restricted cash at end of period	$792	$722

Howmet Aerospace Inc. and subsidiaries Segment Information (unaudited) (in U.S. dollar millions)

	1Q21	2Q21	3Q21	4Q21	2021	1Q22	2Q22	3Q22	4Q22	2022
Engine Products
Third-party sales	$534	$544	$599	$605	$2,282	$631	$652	$683	$732	$2,698
Inter-segment sales	$1	$1	$1	$1	$4	$1	$1	$1	$1	$4
Provision for depreciation and amortization	$31	$30	$31	$32	$124	$31	$31	$31	$32	$125
Segment Adjusted EBITDA	$132	$130	$151	$151	$564	$173	$179	$186	$191	$729
Segment Adjusted EBITDA Margin	24.7%	23.9%	25.2%	25.0%	24.7%	27.4%	27.5%	27.2%	26.1%	27.0%
Restructuring and other charges	$5	$5	$5	$59	$74	$3	$4	$2	$20	$29
Capital expenditures	$11	$16	$21	$26	$74	$27	$24	$23	$20	$94

Fastening Systems
Third-party sales	$272	$262	$254	$256	$1,044	$264	$277	$291	$285	$1,117
Inter-segment sales	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Provision for depreciation and amortization	$12	$13	$12	$12	$49	$12	$11	$11	$11	$45
Segment Adjusted EBITDA	$57	$63	$59	$60	$239	$56	$56	$64	$58	$234
Segment Adjusted EBITDA Margin	21.0%	24.0%	23.2%	23.4%	22.9%	21.2%	20.2%	22.0%	20.4%	20.9%
Restructuring and other charges (credits)	$2	$3	$3	$(8)	$—	$(3)	$—	$—	$11	$8
Capital expenditures	$5	$9	$8	$20	$42	$15	$8	$7	$9	$39

Engineered Structures
Third-party sales	$176	$160	$199	$190	$725	$182	$185	$193	$230	$790
Inter-segment sales	$1	$2	$1	$2	$6	$1	$1	$3	$1	$6
Provision for depreciation and amortization	$12	$13	$12	$12	$49	$12	$12	$12	$12	$48
Segment Adjusted EBITDA	$22	$24	$26	$31	$103	$23	$26	$28	$34	$111
Segment Adjusted EBITDA Margin	12.5%	15.0%	13.1%	16.3%	14.2%	12.6%	14.1%	14.5%	14.8%	14.1%
Restructuring and other charges	$1	$—	$—	$15	$16	$2	$1	$1	$3	$7
Capital expenditures	$5	$5	$3	$8	$21	$7	$2	$3	$5	$17

Forged Wheels
Third-party sales	$227	$229	$231	$234	$921	$247	$279	$266	$266	$1,058
Inter-segment sales	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Provision for depreciation and amortization	$10	$9	$10	$10	$39	$10	$10	$10	$10	$40
Segment Adjusted EBITDA	$80	$70	$72	$72	$294	$67	$75	$64	$72	$278
Segment Adjusted EBITDA Margin	35.2%	30.6%	31.2%	30.8%	31.9%	27.1%	26.9%	24.1%	27.1%	26.3%
Restructuring and other charges	$—	$—	$—	$—	$—	$—	$—	$—	$2	$2
Capital expenditures	$9	$13	$15	$8	$45	$9	$5	$6	$8	$28

Differences between the total segment and consolidated totals are in Corporate.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited) (in U.S. dollar millions)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated Income Before Income Taxes
	1Q21	2Q21	3Q21	4Q21	2021	1Q22	2Q22	3Q22	4Q22	2022
Income before income taxes	$113	$110	$23	$78	$324	$171	$183	$104	$148	$606
Loss on debt redemption	—	23	118	5	146	—	2	—	—	2
Interest expense, net	72	66	63	58	259	58	57	57	57	229
Other expense (income), net	4	8	1	6	19	1	(1)	67	15	82
Operating income	$189	$207	$205	$147	$748	$230	$241	$228	$220	$919
Segment provision for depreciation and amortization	65	65	65	66	261	65	64	64	65	258
Unallocated amounts:
Restructuring and other charges	9	5	8	68	90	2	6	4	44	56
Corporate expense(1)	28	10	30	33	101	22	25	46	26	119
Total Segment Adjusted EBITDA	$291	$287	$308	$314	$1,200	$319	$336	$342	$355	$1,352
Total Segment Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Total Segment Adjusted EBITDA provides additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Total Segment Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Howmet’s definition of Total Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items, including Restructuring and other charges, are excluded from net margin and Segment Adjusted EBITDA. Differences between the total segment and consolidated totals are in Corporate.

(1)

For the quarter ended March 31, 2021, Corporate expense included $10 of costs related to fires at two plants, net of reimbursement. For the quarter ended June 30, 2021, Corporate expense included ($4) of reimbursement related to legal and advisory charges and ($3) of net reimbursement related to fires at two plants. For the quarter ended September 30, 2021, Corporate expense included $10 of costs associated with closures, shutdowns, and other items and $1 of costs related to fires at two plants, net of reimbursement. For the quarter ended December 31, 2021, Corporate expense included $25 of costs associated with closures, shutdowns, and other items and ($11) of net reimbursement related to fires at two plants. For the quarter ended March 31, 2022, Corporate expense included $5 of costs related to fires at two plants and ($3) of reimbursement related to legal and advisory charges. For the quarter ended June 30, 2022, Corporate expense included $2 of costs related to fires at two plants and $1 of costs associated with closures, shutdowns, and other items. For the quarter ended September 30, 2022, Corporate expense included $25 of costs related to fires at three plants and $1 of costs associated with closures, shutdowns, and other items. In the third quarter of 2022, the Company’s cast house in Barberton, Ohio, which produces aluminum ingot used in the production of wheels for the North American commercial transportation market, experienced a mechanical failure resulting in substantial heat and fire-related damage to equipment. For the quarter ended December 31, 2022, Corporate expense included $4 of costs related to fires at three plants, net of reimbursement, and $1 of costs associated with closures, shutdowns, and other items.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions)

Reconciliation of Free cash flow	Quarter ended				Year ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Cash provided from operations	$55	$158	$65	$455	$733
Capital expenditures	(62)	(44)	(42)	(45)	(193)
Free cash flow	$(7)	$114	$23	$410	$540

The Accounts Receivable Securitization program remains unchanged at $250 outstanding.

The proceeds from the sale of the corporate center in the second quarter are part of cash provided from investing activities which are not included in Free cash flow.

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company's asset base and are expected to generate future cash flows from operations). It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollar millions, except per-share and share amounts)

Reconciliation of Net income excluding Special items	Quarter ended			Year ended
	December 31, 2021	September 30, 2022	December 31, 2022	December 31, 2021	December 31, 2022
Net income	$77	$80	$111	$258	$469

Diluted earnings per share (EPS)	$0.18	$0.19	$0.26	$0.59	$1.11

Special items:
Restructuring and other charges	68	4	44	90	56
Discrete tax items(1)	18	(2)	3	9	(8)
Other special items
Debt tender fees and related costs	4	—	—	147	2
Plant fire (reimbursements) costs, net	(11)	25	4	(3)	36
Judgment from legal proceeding	—	65	—	—	65
Legal and other advisory reimbursements	—	—	—	(4)	(3)
Costs associated with closures, shutdowns, and other items	25	1	1	35	3
Other tax items	3	—	—	—	—
Total Other special items	21	91	5	175	103
Tax impact(2)	(54)	(21)	(3)	(90)	(27)

Net income excluding Special items	$130	$152	$160	$442	$593

Diluted EPS excluding Special items	$0.30	$0.36	$0.38	$1.01	$1.40

Average number of shares - diluted EPS excluding Special items	431,460,887	419,748,839	419,082,115	435,471,834	421,438,922

Net income excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges, Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income determined under GAAP as well as Net income excluding Special items and Diluted EPS excluding Special items.

(1)	Discrete tax items for each period included the following:

  for the quarter ended December 31, 2021, a charge related to valuation allowance adjustments $12, a charge related to prior year earnings distributed or no longer considered permanently reinvested $9, and a net benefit for other small items ($3);

for the quarter ended September 30, 2022, a benefit for other small items ($2);

  for the quarter ended December 31, 2022, a charge to record a valuation allowance related to U.S. foreign tax credits $12, a benefit related to a tax depreciation accounting method change in the U.S. ($5), and a net benefit for other small items ($4);

  for the year ended December 31, 2021, a net benefit related to prior year amended returns and audit settlements ($14), a charge related to prior year foreign earnings distributed or no longer considered permanently reinvested $13, a net charge related to valuation allowance adjustments $9, and a net charge for other small items $1; and

  for the year ended December 31, 2022, a charge to record a valuation allowance related to U.S. foreign tax credits $12, a benefit to release a valuation allowance related to an interest carryforward tax attribute in the U.K. ($6), an excess benefit for stock compensation ($6), a benefit related to a tax depreciation accounting method change ($5), and a benefit related to prior year foreign earnings distributed ($3).

(2)

The Tax impact on Special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions, except per-share amounts)

Reconciliation of Net income excluding Special items	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Net income	$36	$106	$80	$74	$27	$77	$131	$147	$80	$111

Diluted earnings per share (EPS)	$0.08	$0.24	$0.18	$0.17	$0.06	$0.18	$0.31	$0.35	$0.19	$0.26

Special items:
Restructuring and other charges	22	16	9	5	8	68	2	6	4	44
Discrete tax items	(41)	(76)	(1)	4	(12)	18	(2)	(7)	(2)	3
Other special items
Debt tender fees and related costs	—	—	—	23	120	4	—	2	—	—
Plant fire costs (reimbursements), net	7	(19)	10	(3)	1	(11)	5	2	25	4
Release of tax indemnification receivable	—	53	—	—	—	—	—	—	—	—
Judgment from legal proceeding	—	—	—	—	—	—	—	—	65	—
Legal and other advisory reimbursements	(2)	(3)	—	(4)	—	—	(3)	—	—	—
Costs associated with closures, shutdowns, and other items	—	—	—	—	10	25	—	1	1	1
Reversal of state investment tax credits	—	9	—	—	—	—	—	—	—	—
Other tax items	(2)	4	(3)	2	(2)	3	—	—	—	—
Total Other special items	3	44	7	18	129	21	2	5	91	5
Tax impact	(7)	2	1	(5)	(32)	(54)	(1)	(2)	(21)	(3)

Net income excluding Special items	$13	$92	$96	$96	$120	$130	$132	$149	$152	$160

Diluted EPS excluding Special items	$0.03	$0.21	$0.22	$0.22	$0.27	$0.30	$0.31	$0.35	$0.36	$0.38

Average number of shares - diluted EPS excluding Special items	439	438	439	437	434	431	425	422	420	419

Net income excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges, Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income determined under GAAP as well as Net income excluding Special items and Diluted EPS excluding Special items.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollar millions)

Reconciliation of Operational Tax Rate	Quarter ended December 31, 2022			Year ended December 31, 2022
	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted
Income before income taxes	$148	$49	$197	$606	$159	$765
Provision for income taxes	$37	$—	$37	$137	$35	$172
Tax rate	25.0%		18.8%	22.6%		22.5%
Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.

(1)

Special items for the quarter ended December 31, 2022 include Restructuring and other charges $44, costs related to fires at three plants, net of reimbursement $4, and costs associated with closures, shutdowns, and other items $1. Special items for the year ended December 31, 2022 include judgment from legal proceeding $65, Restructuring and other charges $56, costs related to fires at three plants, net of reimbursement $36, costs associated with closures, shutdowns, and other items $3, and debt tender fees and related costs $2, partially offset by reimbursement related to legal and advisory charges ($3).

(2)

Tax Special items includes discrete tax items, the tax impact on Special items based on the applicable statutory rates, the difference between such rates and the Company’s consolidated estimated annual effective tax rate and other tax related items. Discrete tax items for each period included the following:

  for the quarter ended December 31, 2022, a charge to record a valuation allowance related to U.S. foreign tax credits $12, a benefit related to a tax depreciation accounting method change in the U.S. ($5), and a net benefit for other small items ($4); and

  for the year ended December 31, 2022, a charge to record a valuation allowance related to U.S. foreign tax credits $12, a benefit to release a valuation allowance related to an interest carryforward tax attribute in the U.K. ($6), an excess benefit for stock compensation ($6), a benefit related to a tax depreciation accounting method change ($5), and a benefit related to prior year foreign earnings distributed ($3).

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin excluding Special items	Quarter ended			Year ended
	December 31, 2021	September 30, 2022	December 31, 2022	December 31, 2021	December 31, 2022
Sales	$1,285	$1,433	$1,513	$4,972	$5,663
Operating income	$147	$228	$220	$748	$919
Operating income margin	11.4%	15.9%	14.5%	15.0%	16.2%

Net income	$77	$80	$111	$258	$469
Add:
Provision for income taxes	$1	$24	$37	$66	$137
Other expense, net	6	67	15	19	82
Loss on debt redemption	5	—	—	146	2
Interest expense, net	58	57	57	259	229
Restructuring and other charges	68	4	44	90	56
Provision for depreciation and amortization	67	65	67	270	265
Adjusted EBITDA	$282	$297	$331	$1,108	$1,240

Add:
Plant fire (reimbursements) costs, net	$(11)	$25	$4	$(4)	$36
Legal and other advisory reimbursements	—	—	—	(4)	(3)
Costs associated with closures, shutdowns, and other items	25	1	1	35	3
Adjusted EBITDA excluding Special items	$296	$323	$336	$1,135	$1,276

Adjusted EBITDA margin excluding Special items	23.0%	22.5%	22.2%	22.8%	22.5%
Incremental margin	Quarter ended			Year Ended
	December 31, 2021	December 31, 2022	Q4 2022 YoY	December 31, 2021	December 31, 2022	FY 2022 YoY
Third-party sales	$1,285	$1,513		$4,972	$5,663
Year-over-Year Material cost pass through		(55)			(225)
Third-party sales excluding Material cost pass through (b)	$1,285	$1,458	$173	$4,972	$5,438	$466

Adjusted EBITDA excluding Special items (a)	$296	$336	$40	$1,135	$1,276	$141

Incremental margin (a)/(b)			23%			30%

Adjusted EBITDA, Adjusted EBITDA excluding Special items, Adjusted EBITDA margin excluding Special items, and Incremental margin are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions)

Reconciliation of Adjusted EBITDA excluding Special items	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Net income	$36	$106	$80	$74	$27	$77	$131	$147	$80	$111

Add:
(Benefit) provision for income taxes	$(48)	$(35)	$33	$36	$(4)	$1	$40	$36	$24	$37
Other expense (income), net	8	74	4	8	1	6	1	(1)	67	15
Loss on debt redemption	—	—	—	23	118	5	—	2	—	—
Interest expense, net	77	76	72	66	63	58	58	57	57	57
Restructuring and other charges	22	16	9	5	8	68	2	6	4	44
Provision for depreciation and amortization	68	67	68	67	68	67	66	67	65	67
Adjusted EBITDA	$163	$304	$266	$279	$281	$282	$298	$314	$297	$331

Add:
Plant fire costs (reimbursements), net	$7	$(19)	$9	$(3)	$1	$(11)	$5	$2	$25	$4
Costs associated with closures, shutdowns, and other items	—	—	—	—	10	25	—	1	1	1
Legal and other advisory reimbursements	(2)	(3)	—	(4)	—	—	(3)	—	—	—
Adjusted EBITDA excluding Special items	$168	$282	$275	$272	$292	$296	$300	$317	$323	$336

Adjusted EBITDA and Adjusted EBITDA excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin excluding Special items and Material cost pass through	Quarter ended				Year ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net income	$131	$147	$80	$111	$469

Add:
Provision for income taxes	$40	$36	$24	$37	$137
Other expense (income), net	1	(1)	67	15	82
Loss on debt redemption	—	2	—	—	2
Interest expense, net	58	57	57	57	229
Restructuring and other charges	2	6	4	44	56
Provision for depreciation and amortization	66	67	65	67	265
Adjusted EBITDA	$298	$314	$297	$331	$1,240

Add:
Plant fire costs, net	$5	$2	$25	$4	$36
Legal and other advisory reimbursements	(3)	—	—	—	(3)
Costs associated with closures, shutdowns, and other items	—	1	1	1	3
Adjusted EBITDA excluding Special items (a)	$300	$317	$323	$336	$1,276

Third-party sales (b)	$1,324	$1,393	$1,433	$1,513	$5,663
Year-over-Year Material cost pass through	(40)	(60)	(70)	(55)	(225)
Third-party sales excluding Year-over-Year Material cost pass through (c)	$1,284	$1,333	$1,363	$1,458	$5,438

Adjusted EBITDA margin excluding Special items (a)/(b)	22.7%	22.8%	22.5%	22.2%	22.5%
Adjusted EBITDA margin excluding Special items and Year-over-Year Material cost pass through (a)/(c)	23.4%	23.8%	23.7%	23.0%	23.5%

Adjusted EBITDA, Adjusted EBITDA excluding Special items, Third-party sales excluding Year-over-Year Material cost pass through, Adjusted EBITDA margin excluding Special items, and Adjusted EBITDA margin excluding Special items and Year-over-Year Material cost pass through are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization.

Contacts

Investor Contact
Paul T. Luther
(412) 553-1950
Paul.Luther@howmet.com

Media Contact
Rob Morrison
(412) 553-2666
Rob.Morrison@howmet.com